UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2026

VERTIV HOLDINGS CO
Exact name of registrant as specified in its charter

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

505 N. Cleveland Ave, Westerville, Ohio 43082
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets
On October 27, 2026 (the “Closing Date”) Vertiv Corporation, an Ohio corporation (“Buyer”) and subsidiary of Vertiv Holdings Co, a Delaware corporation (the “Company”) completed the acquisition (the “Acquisition”) of Utility Innovation Holdings, Inc., a Delaware corporation (“UIG”), pursuant to the merger of Vultra Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Buyer, with and into UIG, with UIG being the surviving corporation and becoming a wholly-owned subsidiary of Buyer following the merger. Total consideration paid by Buyer in the Acquisition was: (i) approximately $1.45 billion in upfront cash at closing, subject to customary adjustments for working capital, indebtedness and transaction expenses, plus (ii) additional potential cash consideration of up to $1.15 billion, payable in 2 tranches if earned, which potential additional consideration will be calculated based on the achievement of certain earnings before interest, depreciation, and amortization (EBITDA) targets of the acquired business, as set forth in the previously announced Agreement and Plan of Merger, dated as of September 1, 2026, by and between Buyer, Merger Sub and UIG (the “Merger Agreement”). UIG provides microgrid solutions, advanced power controls and behind-the-meter power architecture design for data centers.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 on the Company’s Current Report on Form 8-K filed on September 2, 2026 and incorporated herein by reference. The Merger Agreement governs the contractual rights between the parties in relation to the Acquisition. The Merger Agreement is not intended to provide, modify or supplement any information about the Company, Buyer, Merger Sub or UIG or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company, Buyer, Merger Sub or UIG. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.
Item 7.01 Regulation FD
On October 27, 2026, the Company issued a press release announcing the completion of the Acquisition of UIG. The full text of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein. This information, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 (d) Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press release of Vertiv Holdings Co, dated October 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2026	Vertiv Holdings Co
/s/ Craig Chamberlin
Name: Craig Chamberlin
Title: Chief Financial Officer